Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form F-3 No. 333-182394) of América Móvil, S.A.B. de C.V. of our reports dated April 28, 2014, with respect to the consolidated financial statements of América Móvil, S.A.B. de C.V. and subsidiaries, and the effectiveness of internal control over financial reporting of América Móvil, S.A.B. de C.V., included on Form 20-F for the year ended December 31, 2013.

Mancera, S.C. A member practice of Ernst & Young Global Limited

/s/ Carlos Carrillo Contreras
C.P.C. Carlos Carrillo Contreras

Mexico City, Mexico

April 30, 2014